UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

111 Robert-Bourassa Boulevard, Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2018, Resolute Forest Products Inc. (the “Company”) entered into a Notes Purchase Agreement (the “Agreement”) with holders of its Senior Notes to repurchase $225.00 million of its 5.875% Senior Notes due 2023, of which $600.00 million is currently outstanding, at a purchase price equal to 100.00% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the closing date (the “Repurchase”).

Closing of the Repurchase will occur two business days after the consummation of the sale under, and receipt of proceeds from, the previously disclosed definitive asset purchase agreement to sell the Company’s paper and pulp mill in Catawba, South Carolina (the “Catawba sale”), which is expected to occur at or around year end. Closing of the Repurchase is subject to the satisfaction of certain customary closing conditions. The Agreement terminates automatically 45 days after the execution of the Agreement. There are no termination fees payable upon termination of the Agreement.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the complete form of the Agreement, a copy of which will be filed with the Company’s next periodic report.

* * *

Cautionary Statements Regarding Forward-Looking Information

Statements in this current report on Form 8-K, including the exhibits hereto, that are not reported financial results or other historical information of the Company and its subsidiaries and affiliates are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the expected timetable for closing the Repurchase or the Catawba sale, the receipt of proceeds from the Catawba sale and satisfaction or waiver of closing conditions of the Repurchase or the Catawba sale.

Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “anticipate,” “attempt,” “project”, “purport” and other terms with similar meaning indicating possible future events or potential impact on the Company’s business or the Company’s shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, among other things, any delays in receiving required regulatory approvals or delays in satisfying other closing conditions of the Repurchase or the Catawba sale. Additional information regarding factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks specifically mentioned in the report on Form 8-K for the Catawba sale filed October 2, 2018 and the risks and uncertainties identified in Part I, Item 1A – Risk Factors of the Company’s Annual Report on 10-K for the year ended December 31, 2017.

All forward-looking statements in this current report are expressly qualified by the cautionary statements contained or referred to in this current report and in our other filings with the SEC and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2018

RESOLUTE FOREST PRODUCTS INC.

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer